LIMITED LIABILITY COMPANY AGREEMENT

OF

RIDGEWOOD NEAR EAST HOLDINGS LLC

This Limited Liability Company Agreement of Ridgewood Near East Holdings LLC (the "LLC") is made effective as of September 30, 1999, by and between Ridgewood Electric Power Trust V, a Delaware business trust and The Ridgewood Power Growth Fund, a Delaware business trust (individually, a "Member" and collectively, the "Members"), the initial members of the LLC in accordance with the provisions hereof and whose names are set forth as Members on Schedule A hereto.

WHEREAS, the LLC has been formed as a limited liability company under the New Jersey Limited Liability Company Act (as amended from time to time, the "Act") on September 30, 1999; and

WHEREAS, the parties wish to set forth their understanding with respect to, among other things, the management of the business and affairs of the LLC, the allocation of profits and losses among the Members, the respective rights and obligations of the Members to each other and to the LLC, and certain other matters,

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the Members hereby agree as follows:

ARTICLE I

ORGANIZATION AND POWERS

1.01 Organization. The LLC has been formed by the filing of its Certificate of Formation with the New Jersey Secretary of State pursuant to the Act. The original Certificate of Formation states that the registered agent and registered office of the LLC in New Jersey shall initially be The Corporation Trust Company, 820 Bear Tavern Road, West Trenton, New Jersey 08628. The Certificate of Formation may be restated by the Manager (as hereinafter defined) as provided in the Act or amended by the Manager with respect to the address of the registered office of the LLC in New Jersey and the name and address of its registered agent in New Jersey or to make corrections required by the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Members as provided in Section 2.05. The Certificate of Formation as so amended from time to time is referred to herein as the "Certificate".

1.02 Purposes and Powers. The LLC shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC.

1.03 Principal Place of Business. The principal office and place of business of the LLC shall initially be c/o Ridgewood Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450. After giving notice to the Members, the Manager may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business.

1.04 Fiscal Year. The fiscal year of the LLC shall end on December 31 in each year.

1.05 Qualification in Other Jurisdictions. The Manager shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE II MEMBERS

2.01 Members. The Members shall hold interests in the LLC ("Membership Interests") in proportion to the Contributions, as defined in Section 6.02 of this Agreement, made to the LLC by the Members under Section 6.02. The Members' Membership Interests may change from time to time and shall be based upon the proportionate Contributions made to the LLC by the Members as of any point in time. The initial Members of the LLC and their addresses shall be listed on Schedule A and said schedule shall be amended from time to time by the Manager to reflect the withdrawal of Members of the admission of additional Members pursuant to this Agreement. The Members shall constitute a single class or group of members of the LLC for all purposes of the Act, unless otherwise explicitly provided herein. The Manager shall notify the Members of changes in Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement.

2.02 Admission of New Members. Additional persons may be admitted to the LLC as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the LLC upon such terms as are established by the Manager, but only with the consent of Members holding a majority of the Membership Interests. New Members shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Manager.

2.03 Meetings of Members.

(a) Meetings of Members may be called for any proper purpose at any time by the Manager or Members holding a majority of the Membership Interests. The Manager or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Manager to each Member not less than seven (7) days or more than thirty (30) days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Manager shall be deemed equivalent to notice of the meeting.

(b)  Persons holding a majority of the Membership Interests shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

(c)  The Manager shall make available at any meeting of Members and for a period of ten (10) days prior thereto a complete list of Members entitled to vote at such meeting or any adjournment thereof. The list shall reflect the current names and addresses of each Member and their Membership Interests and shall be subject to inspection by any Member at the meeting and during the ten-day period prior thereto at the principal office of the LLC.

(d)  A chairman selected by the Manager shall preside at all meetings of the Members unless the Members elect from the Membership a chairman of the meeting. The chairman shall determine the order of business and the procedures to be followed at each meeting of Members.

2.04 Action Without a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting if one or more written consents to such action shall be signed by the holders of the amount of Membership Interests required to approve the action being taken. Such written consents shall be delivered to the Manager at the principal office of the LLC and, unless otherwise specified, shall be effective on the date when the first consent is so delivered. The Manager shall give prompt notice to all members who did not consent to any action taken by written consent of Members without a meeting.

2.05 Voting Rights. Unless otherwise required by the Act, or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding a majority of the Membership Interests.

2.06 Limitation of Liability of Members. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this

Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC, and no Member shall be liable to the LLC or any other

Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.01) or to contribute to or in respect of the liabilities or obligations of the LLC or return distributions made by the LLC except as required by the Act or other applicable law; provided, however, that Members are responsible for their failure to make required Contributions under Section 6.02. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Manager responsible for the liabilities of the LLC.

2.07 Authority. Unless specifically authorized by the Manager, no Member that is not the Manager shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Members.

2.08 No Right to Withdraw. No Member shall have any right to resign or withdraw from the LLC without the consent of the Manager or to receive any distribution or the repayment of its capital contribution except as provided in Section 7.02 and Article IX upon dissolution and liquidation of the LLC.

2.09 Rights to Information. Members shall have the right to receive from the Manager upon request a copy of the Certificate and this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Manager, as permitted by the Act, which may include, without limitation, withholding or restrictions on the use of confidential information.

2.10 No Appraisal Rights. No Member shall have any right to have its interest in the LLC appraised and paid out under the circumstances provided in Section 18-210 of the Act, or under any other circumstance.

ARTICLE III

MANAGEMENT

3.01 Manager. Ridgewood Management Corporation is hereby appointed to serve as the initial Manager of the LLC. The name and address of the Manager shall be listed on Schedule A and said schedule shall be amended from time to time by the Manager to reflect the resignation or removal of the Manager or the appointment of a new or additional Manager pursuant to this Agreement.

3.02 Election and Qualification. The Members hereby fix the number of Managers at one (1). The Manager may, but is not required, to be a Member, and shall hold office for the term specified by the Members or until its successor is chosen and qualified, or upon its earlier resignation or removal.

3.03 Powers and Duties of the Manager. The business and affairs of the LLC shall be conducted by or under the direction of the Manager, who shall have and may exercise on behalf of the LLC all of its rights, powers, duties and responsibilities under Section 1.02 or as provided by law. Any action taken by the Manager, and the signature of the Manager on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of that the Manager and the LLC with respect thereto.

3.04 Reliance by Third Parties. Any person may rely upon a certificate signed by the Manager as to (i) the identity of the Manager or Members; (ii) any factual matters relevant to the affairs of the LLC; (iii) the persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC, the Manager or any Member.

3.05 Resignation and Removal. The Manager may resign upon providing at least sixty (60) days notice to the Members (unless notice is waived by them) and may be removed at any time with or without cause by the Members holding a majority of the Membership Interests, upon five (5) days prior notice to the Manager being removed. The Members may increase or decrease the number of managers at any time and appoint one or more additional manager in the event of an increase. Any vacancy in the office of Manager shall be filled by the Members.

3.06 Compensation. The Manager shall receive such compensation for its services and benefits as may be approved from time to time by the Members either specifically or as part of an annual budget or operating plan of the LLC. In addition, the Manager shall be entitled to reimbursement for out-of-pocket expenses incurred by it in managing and conducting the business and affairs of the LLC.

3.07 Meetings and Action of Manager. Unless otherwise determined by the Members, all action to be taken by the Manager of the LLC shall be taken by written consent of the Manager. The Manager shall not be required to hold a meeting in order to take action on any matter.

3.08 Limitation of Liability of Manager. The Manager shall not be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager of the LLC. The Manager shall not be personally liable to the LLC or to its Members for acting in good faith reliance upon the provisions of this Agreement, or for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the LLC or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Manager derived an improper personal benefit.

ARTICLE IV

INDEMNIFICATION

4.01 Right to Indemnification. Except as limited by law and subject to the provisions of this Article, the LLC shall indemnify the Manager against all expenses incurred by it in connection with any proceeding in which the Manager is involved as a result of serving in such capacity, except that no indemnification shall be provided for the Manager regarding any matters as to which its liability is not limited under Section 3.08 or with respect to a criminal matter, in which it had reasonable cause to believe that its conduct was unlawful. Subject to the foregoing limitations, such indemnification may be provided by the LLC with respect to a proceeding in which it is claimed that the Manager received an improper personal benefit by reason of its position, regardless of whether the claim arises out of the Manager's service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the Manager.

4.02 Award of Indemnification. The determination of whether the LLC is authorized to indemnify the Manager hereunder and any award of indemnification shall be made in each case by the holders of a majority of the Membership Interests of the Members. The LLC shall be obligated to pay indemnification applied for by the Manager unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the LLC shall have the burden of proving that the applicant was ineligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the LLC in which the Manager is adjudged liable to the LLC, indemnification hereunder shall be provided to the Manager only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, the Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

4.03 Successful Defense. Notwithstanding any contrary provisions of this Article IV, if the Manager has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as the Manager or as a result of serving in such capacity (including termination of investigative or other proceeding without a finding of fault on the part of the Manager), the Manager shall be indemnified by the LLC against all expenses incurred by the Manager in connection therewith.

4.04 Advance Payments. Except as limited by law, expenses incurred by the Manager in defending any proceeding, including a proceeding by or in the right of the LLC, shall be paid by the LLC to the Manager in advance of final disposition of the proceedings upon receipt of its written undertaking to repay such amount of the Manager is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Manager to make repayment; provided, however, that no such advance payment of expenses shall be made if it is determined pursuant to Section 4.02 of this Article on the basis of the circumstances known at the time (without further investigation) that the Manager is ineligible for indemnification.

4.05 Definitions. For purposes of this Article:

"Manager" includes (i) a person serving as an officer of the LLC or in a similar executive capacity appointed by the Manager and exercising rights and duties delegated by the Manager; (ii) any director, officer or senior employee of the Manager; (iii) a person serving at the request of the LLC as a director, manager, officer, employee or other agent of another organization; and (iv) any person who formerly served in any of the foregoing capacities;

"expenses" means all expenses, including attorneys' fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article, and except for proceedings by or in the right of the LLC or alleging that the Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

"proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

4.06 Insurance. The LLC shall have the power to purchase and maintain insurance on behalf of any Manager, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the LLC would have power to indemnify against such liability or cost.

4.07 Employee Benefit Plan. If the LLC or the Manager sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of this Article (i) "Manager" shall be deemed to include the Manager or any officer of the LLC who serves at its request in any capacity with respect to said plan, (ii) the Manager or officer shall not be deemed to have failed to act in good faith or in the reasonable belief that its action was in the best interests of the LLC if the Manager or officer acted in good faith and in the reasonable belief that its action was in the best interests of the participants or beneficiaries of said plan, and (iii) "expenses" shall be deemed to include any taxes or penalties imposed upon the Manager or officer with respect to said plan under applicable law.

4.08 Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the heirs and personal representatives of each Manager.

4.09 Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the LLC to indemnify its Manager, Members, or officers, employees or agents thereof to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

4.10 Amendment. The provisions of this Article IV may be amended or repealed in accordance with Section 10.05; however, no amendment or repeal of such provisions that adversely affects the rights of the Manager under this Article IV with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to the Manager without its consent.

ARTICLE V

CONFLICTS OF INTEREST

5.01 Transactions with Interested Persons. Unless entered into in bad faith, no contract or transaction between the LLC and its Manager or Members, or between the LLC and any other corporation, partnership, association or other organization in which one or more of its Manager or Members have a financial interest or are directors, partners, Manager or officers, shall be voidable solely for this reason or solely because the Manager or Member was present or participated in the authorization of such contract or transaction if:

(a)  the material facts as to the relationship or interest of the Manager or Member and as to the contract or transaction were disclosed or known to the Members and the contract or transaction was authorized by the disinterested Members; or

(b)  the contract or transaction was fair to the LLC as of the time it was authorized, approved or ratified by the disinterested Members;

and no Manager or Member interested in such contract or transaction, because of such interests, shall be considered to be in breach of this Agreement or liable to the LLC, the Manager or any Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

5.02 Outside Business. The Manager or any Member may engage or have an interest in other business ventures which are similar to or competitive with the business of the LLC, and the pursuit of such ventures, even if competitive, shall not be deemed wrongful or improper to give the LLC, its Manager or the other Members any rights with respect thereto. Neither the Manager nor any Member shall be obligated to present an investment opportunity to the LLC even if it is similar to or consistent with the business of the LLC, and such Member or Manager shall have a right to take for their own account or recommend to others any such investment opportunity.

ARTICLE VI

CAPITAL ACCOUNTS AND CONTRIBUTIONS

6.01 Capital Accounts. The LLC shall establish a capital account ("Capital Account") for each Member and shall maintain each Capital Account according to the following rules:

(a)  A separate Capital Account shall be maintained for each Member in accordance with Section 1.704-1(b)(2)(iv) of the U.S. Treasury Regulations (the "Regulations"), and this Section 6.01 shall be interpreted and applied in a manner consistent with said Section of the Regulations;

(b)  Each Member's Capital Account shall be credited for cash contributions and for the value of non-cash contributions as determined pursuant to Section 6.02 hereof;

(c)  The LLC shall adjust the Capital Accounts of its Members to reflect revaluations of the LLC property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f). In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members' allocable shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). In the event that Code Section 704(c) applies to LLC property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. In applying clause (ii) of the second preceding sentence and all of the preceding sentence, the provisions of Code Section 704(b) shall apply.

(d)  The Capital Accounts shall be maintained for the sole purpose of accounting for allocations of income, gain, loss and deduction among, and distributions to, the Members. The amount of all distributions to Members shall be determined pursuant to Sections 7.01 and 7.02. Allocations of profits and losses among Members shall be determined pursuant to Section 7.04.

6.02 Contributions. The Members may make contributions to the capital of the LLC in amounts requested and determined by the Manager at such times as the Manager may determine ("Contributions"). No Member shall be required to make any Contributions to the LLC and no Member shall be subject to any penalties or damages for failure to make any Contributions, although Membership interests shall always be proportionate to actual Contributions. All

Contributions shall be paid in cash unless otherwise agreed to by the Members. The LLC may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Manager, and any borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts. The value of all non-cash Contributions made by Members shall be agreed upon by the Members. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the LLC except as specifically provided in this Agreement or approved by the Manager. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the LLC for return of its Contribution.

ARTICLE VII

DISTRIBUTIONS AND ALLOCATIONS

7.01 Distribution of LLC Funds. Except as otherwise provided in this Article VII, all funds and assets of the LLC which are determined by the Manager to be available for distribution at any point in time shall be distributed to the Members in proportion to their Membership Interests at that time. No Member shall be entitled to any distribution or payment with respect to its interest in the LLC upon the resignation or withdrawal of such Member except to the extent that the LLC exercises its option to purchase the interest of such Member under Section 9.04. Distributions may be limited and repayable as provided in the Act.

7.02 Distribution Upon Dissolution. Proceeds from a sale or liquidation of all or substantially all of the assets of the LLC and amounts available upon dissolution, after payment of, or adequate provision for, the debts and obligations of the LLC, including the expenses of its liquidation and dissolution, and liabilities to its Manager or Members, if any, other than liabilities to Members for distributions, shall be distributed to the Members in proportion to their Membership Interests.

7.03 Allocation of Profits and Losses. All items of LLC income, gain, loss and deduction as determined for book purposes shall be allocated among the Members and credited or debited to their respective Capital Accounts in proportion to the Members' Membership Interests during the relative accounting period and in accordance with Regulations Section 1.704-1(b)(2)(iv), so as to ensure to the maximum extent possible (i) that such allocations satisfy the economic effect equivalence test of Regulations Section 1.704-1(b)(2)(ii) and (ii) that all allocations of items that cannot have economic effect (including credits and nonrecourse deductions) are allocated to the Members in accordance with their economic interest in the LLC as provided in Regulations Section 1.704-1(b)(3).

7.04 Tax Allocations. For each Fiscal Year, each item of income, gain, loss or deduction as calculated for federal and state income tax purposes shall be allocated among the Members so as to appropriately reflect allocations of income, gain, loss and deduction as determined for book purposes pursuant to Section 7.03 hereof. Unless otherwise required by the Code, the "traditional method" without "curative allocations" provided for in Regulations Section 1.704-3(b) shall apply to all income tax allocations governed by Section 704(c) of the Code and all "reverse Section 704(c) allocations" pursuant to Regulations Section 1.704-1(b)(2)(iv)(f).

ARTICLE VIII

TRANSFERS OF INTERESTS

8.01 General Restrictions on Transfer. No Member may assign, transfer, pledge or grant a security interest in all or any part of its interest in the LLC except as provided in Section 8.05 or with the prior written approval of the Manager. The LLC and its Manager and Members shall be entitled to treat the record owner of an interest in the LLC as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Manager and recorded on the books of the LLC. The Manager may refuse to accept and record an assignment until the end of the next successive quarterly accounting period of the LLC.

8.02 Requirements for Transfer. Every transfer of an interest in the LLC permitted hereunder, including transfer permitted by Section 8.05, shall be subject to the following requirements:

The transferee shall establish that the proposed transfer will not cause or result in a breach of any agreement binding upon the LLC or any violation of law, including without limitation, federal or state securities laws, and that the proposed transfer would not cause the LLC to be an investment company as defined in the Investment Company Act of 1940, as amended.

The transferee shall establish to the satisfaction of the Manager that the transferee is financially responsible and of good character and that the transfer would not adversely affect the classification of the LLC as a partnership for federal tax purposes, terminate its classification as a partnership under Code Section 708, or have a substantial adverse effect with respect to federal income taxes payable by the LLC.

The transferee shall execute a counterpart of this Agreement and such other documents or instruments as may be required by the Manager to reflect the provisions hereof.

Until the foregoing requirements are met, the LLC need not recognize the transferee for any purpose under this Agreement, and the transferee shall be entitled only to the rights of a transferee who is not a Member under the Act. A transferee shall not be admitted as a Member without the approval of the Manager and the consent of Members holding a majority of the Membership Interests.

8.03 Effect of Transfer. If the transferee is admitted as a Member or is already a Member, the Member transferring its interest shall be relieved of liability with respect to the transferred interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability; provided, however, that the transferor shall not be relieved of any liability for prior distributions and unpaid Contributions unless the transferee affirmatively assumes such liabilities.

Any person who acquires in any manner an interest or any part thereof in the LLC, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such interests to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such interest, including without limitation, the provisions hereof with respect to any subsequent transfer of such interest.

8.04 Prohibited Transfers. Any transfer in violation of any provisions of this Agreement shall be null and void and ineffective to transfer any interest in the LLC and shall not be binding upon or be recognized by the LLC, and any such transferee shall not be treated as or deemed to be a Member for any purpose. In the event that any Member shall at any time transfer its interest in violation of any of the provisions of this Agreement, the LLC and the other Members, in addition to all rights and remedies at law and equity, shall have and be entitled to an order restraining or enjoining such transaction, it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a transfer in violation of this Agreement.

8.05 Permitted Transfers. The following transfers of interests in the LLC shall be permitted without the approval of the Manager under Section 8.01 but shall be subject to the requirements of Section 8.02 hereof:

An interest of a Member may be transferred from time to time in connection with (i) any proceeding under the federal bankruptcy laws or any applicable federal or state laws relating to bankruptcy, insolvency, or the relief of debtors and subject to the requirements and provisions thereof, or (ii) a tax-free reorganization, merger or consolidation of the LLC; and

An interest of a Member may be transferred from time to time to another Member.

8.06 Transfers of Interests by Member-Manager. A transfer of an interest in the LLC by a Member-Manager shall transfer only the economic interests, rights, duties and obligations of the transferor in its capacity as a Member, and no transferee shall obtain as a result of any such assignment any rights as the Manager without the prior approval of Members holding a majority of the Membership Interests. A Member-Manager who transfers all (but not less than all) of its interest in the LLC as a Member shall be deemed to have tendered its resignation as the Manager to the LLC effective on the date of such transfer, and such resignation shall be deemed to have been accepted unless it is rejected within thirty (30) days thereafter.

ARTICLE IX

DISSOLUTION, LIQUIDATION, AND TERMINATION

9.01 Dissolution. The LLC shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a)  the written consent of all of the Members;

(b)  the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Act that terminates the continued membership of a Member in the LLC unless, within ninety (90) days after the occurrence of such an event all of the remaining Members agree in writing to continue the business of the LLC and to the appointment, if necessary or desired, effective as of the date of such event of one or more additional Members;

(c)  the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(d)  A consolidation or merger of the LLC in which it is not the resulting or surviving entity.

The Manager shall promptly notify the Members of the dissolution of the LLC.

9.02 Liquidation. Upon dissolution of the LLC, the Manager shall act as its liquidating trustee or the Manager may appoint one or more Members as liquidating trustee. The Liquidating trustee shall proceed diligently to liquidate the LLC, to wind up its affairs and to make final distributions as provided in Section 7.02 and in the Act. The costs of dissolution and liquidation shall be an expense of the LLC. Until final distribution, the liquidating trustee may continue to operate the business and properties of the LLC with all of the power and authority of the Manager. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting of the LLC's assets, liabilities, operations and liquidating distributions to be given to the Members.

9.03 Certificate of Cancellation. Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Manager (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of New Jersey pursuant to Sections 1.01, 1.03 and 1.05, and take such other actions as may be necessary to terminate the existence of the LLC.

9.04 Payments to Terminating Member:

(a)  In the event that a Member voluntarily or involuntarily withdraws from the LLC, the LLC shall have the option to purchase all or any part of the interest of the Terminating Member at a Purchase price determined pursuant to paragraph (b) and upon the terms and conditions set forth below (unless otherwise agreed). The Terminating Member must give the LLC prompt notice of its withdrawal, and the option shall be exercisable in the LLC's sole discretion by giving notice to the Terminating Member or its legal representative at any time within ninety (90) days thereafter. Such notice shall state the price and terms of the LLC's election to repurchase the interest of the Terminating Member and the date set for the closing of the repurchase.

(b)  Unless the parties otherwise agree, the purchase price to be paid to the Terminating Member shall be an amount equal to the positive balance of its Capital Account (after allocating profits and losses of the LLC for the partial year ending on the date of termination) or the portion of said Capital Account which corresponds to the portion of the interest of the Terminating Member which the LLC has elected to repurchase. The purchase price may be reduced by (i) the allocable portion of any aggregate loss that the Manager determine in their sole discretion the LLC would incur if all of the assets of the LLC were sold for their fair market value on the date of termination and (ii) such damages as the Manager determine in their sole discretion have been or will be suffered by the LLC as a result of a termination due to the resignation of the Terminating Member, without the approval of the Manager.

(c)  Payment of the purchase price may be made in the Manager's sole discretion (i) by check or by wire transfer to a bank account designated in writing by the Terminating Member, (ii) by delivery of a promissory note under which payments shall be made in equal annual installments over a period of not more than ten (10) years with interest at the "applicable federal rate" established by the Internal Revenue Service for the month in which the repurchase by the LLC is closed, which note shall be unsecured and subordinated to all debts and liabilities of the LLC, or (iii) by any combination of (i) and (ii). Amounts due shall be subject to offset as provided in Section 10.01.

(d)  If termination is due to the death of the Terminating Member or its withdrawal under any other circumstances with the consent of the Manager and either the Terminating Member or the LLC can demonstrate that the proposed purchase price is unfair to any parry, they shall have the right to have the purchase price determined by an independent appraisal and shall give notice of the exercise of this right to the other party within thirty (30) days after the LLC gives notice of its exercise of the option. Each party shall name an appraiser within fifteen (15) days after said 30-day period, and the two appraisers shall name a third appraiser within fifteen (15) days thereafter, whereupon the appraisers shall proceed to determine the fair market value of the interest of the Terminating Member by a majority vote within sixty (60) days after their appointment under such procedures as they shall establish. The LLC and the Terminating

Member shall promptly furnish to the appraisers such information regarding the LLC and the interest of the Terminating Member as they may reasonably require. The appraisers' determination of the fair market value of the interest of the Terminating Member shall be final and binding upon the parties. Each of the parties shall pay the expenses and fees of the appraiser which it nominates and 50% of the fees and expenses of the third appraiser.

(e)  The LLC shall have the right (to be exercised in the sole discretion of the Manager) to assign all or part of its rights under an option which it has elected to exercise to another Member or a third party to be admitted as a new Member, provided that the assigned portion of the Purchase Price shall be payable by check or wire transfer and not by delivery of a note under paragraph (c).

(f)  In no case shall the LLC be obligated to exercise its option under this Section, and if a Member becomes bankrupt, no trustee, receiver or creditor shall have any right to require the LLC to repurchase the interest of said Member.

(g)  Upon payment of the purchase price at the closing of a repurchase as provided above, the Terminating Member shall cease to have any rights with respect to the interest in the LLC being repurchased, and if all of its interests in the LLC are repurchased from a Terminating Member such Terminating Member shall cease to be a Member of the LLC.

9.05 No Dissolution. The LLC shall not be dissolved by the admission of additional Members or substitute Members in accordance with the terns of this Agreement.

ARTICLE X

GENERAL PROVISIONS

10.01 Offset. Whenever the LLC is obligated to make a distribution or payment to any Member, any amounts that Member owes the LLC may be deducted by the Manager from said distribution or payment.

10.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given (x) to Members at their addresses on Schedule A, or such other address as a Member may specify by notice to the Manager or to all of the other Members, or (y) to the LLC or the Manager at the address of the principal office of LLC specified in Section 1.03. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.03 Entire Agreement. This Agreement constitutes the entire agreement of the Members and the Manager relating to the LLC and supersedes all prior contracts or agreements with respect to the LLC, whether oral or written.

10.04 Limitation of Litigation; Consent to Jurisdiction. No Member shall be entitled to initiate or participate in a class action on behalf of all or any part of the Members against the LLC, its Manager or any Member, and no Member shall be entitled to initiate or participate in a derivative suit on behalf of the LLC against its Manager or any Member, unless in each case such action or suit has received prior approval of the Manager and Members holding a majority of the Membership Interests who are not defendant parties to the proposed action or suit, or unless otherwise required by law. A Member or Manager who initiates an action or suit in violation of this Agreement shall be liable to the LLC and its Manager and any Members who are defendant parties for all damages and expenses which they incur as a result, including without limitation reasonable fees and expenses of legal counsel and expert witnesses and court costs. The parties to this Agreement hereby consent to the non-exclusive jurisdiction of the courts of the State of New Jersey in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC.

10.05 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument signed by a majority of the Manager and by Members holding a majority of the Membership Interests; provided, however, that (a) an amendment or modification reducing a Member's Membership Interest or changing adversely the rights of a Member with respect to distributions, allocations or voting, (other than to reflect the admission of new Members or changes otherwise provided by this Agreement) shall be effective only with that Member's consent, (b) an amendment or modification to reflect the admission of a new Member shall be subject to approval by Members holding a majority of the Membership Interests; and an amendment or modification to reflect the admission of a new Member who is an assignee of an existing Member shall be subject to approval as provided in Section 2.05; (c) an amendment or modification increasing any liability of a Member to the LLC or its Manager or Members, or adversely affecting the limitation of the liability of a Member with respect to the LLC, shall be effective only with that Member's consent; (d) an amendment or modification reducing the required percentage of Membership Interests for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the percentage of Membership Interests theretofore required; and (e) an amendment of this Section shall require the consent of the Manager and of Members holding two-thirds of the Membership Interests.

10.06 Binding Effect. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

10.07 Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of New Jersey, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

10.08 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Manager.

10.09 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC or for partition of the property of the LLC. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.10 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article VIII, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

10.11 Third Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the LLC or any of its Members of the Manager, except for this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the LLC or any Member or the Manager.

10.12 Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

10.13 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

RIDGE WOOD ELECTRIC POWER TRUST V By: Ridgewood Power LLC
Managing Shareholder

By:
Martin V. Quinn
Senior Vice President and Chief Financial Officer

THE RIDGEWOOD POWER GROWTH FUND By: Ridgewood Power VI LLC

Co-Managing Shareholder

                                 By:
                                   Martin V. Quinn

Senior Vice President and
Chief Financial Officer

By: Ridgewood Power LLC Co-Managing Shareholder

                                 By:
Martin V. Quinn

Senior Vice President and Chief Financial Officer